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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K



                                 CURRENT REPORT
                       Pursuant to Section 13 OR 15(d) of
                       The Securities Exchange Act of 1934

                                  June 30, 2003
                Date of Report (date of earliest event reported)


                             Commission File Number
                                     1-9812

                                  TENERA, INC.
             (Exact name of registrant as specified in its charter)


                Delaware                                      94-3213541
     (State or other jurisdiction of                      (I.R.S. Employer
     incorporation or organization)                      Identification No.)

           100 Bush Street, Suite 850, San Francisco, California 94104
               (Address of principal executive offices) (Zip Code)

                                 (415) 445-3200
              (Registrant's telephone number, including area code)

          (Former name or former address, if changed since last report)










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Item 2.  Acquisition or Disposition of Assets

         On June 30, 2003, TENERA Rocky Flats, LLC. ("Rocky Flats"), a wholly-owned subsidiary of TENERA, Inc. ("TENERA" or "the Company") approved the transfer (in exchange for a small amount of cash, assumption of certain of the joint venture management responsibilities and recruitment of remaining key personnel) of Rocky Flats' remaining contracted work scopes for the Department of Energy sites and its majority joint venture interest in Closure Mission Support Services, LLC ("CMSS") to The S.M. Stoller Corporation, a Colorado corporation and one of Rocky Flats' minority joint-venture partners in CMSS. The purchase price and other terms of the asset sale were determined in arms-length negotiations between the parties.


         The Asset Purchase Agreement entered into by and between Rocky Flats LLC and Stoller concerning the asset sale is attached hereto as Exhibit 2.1, and is incorporated herein by reference. The press release announcing the closing of the asset sale are attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 7.  Financial Statements and Exhibits

         (b)      Pro Forma Financial Information

                  The unaudited pro forma financial information required by this item is attached hereto as Exhibit 99.2, and is incorporated herein by reference.

         (c)      Exhibits

                  The following Exhibits are filed as part of this report:

       Exhibit
         No.

         2.1 Asset Purchase Agreement, dated as of June 30, 2003, by and between TENERA Rocky Flats, LLC and The S.M. Stoller Corporation.
         99.1 Press Release, dated as of July 1, 2003, entitled "TENERA Announces Further Actions."
         99.2     Unaudited Pro Forma Condensed Consolidated Financial
                  Information.



                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.


                           TENERA, Inc.

                           By:    /s/ Jeffrey R. Hazarian
                              ---------------------------------
                                     Jeffrey R. Hazarian
                                   Chief Executive Officer

Date: July 25, 2003



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                                  EXHIBIT INDEX



Exhibit No.              Description

       2.1 Asset Purchase Agreement, dated as of June 30, 2003, by and between TENERA Rocky Flats, LLC and The S.M. Stoller Corporation.
       99.1 Press Release, dated as of July 1, 2003, entitled "TENERA Announces Further Actions."
       99.2     Unaudited Pro Forma Condensed Consolidated Financial
                Information.